UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14f-1 THEREUNDER

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[ ]   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
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                      EXPERTISE TECHNOLOGY INNOVATION, INC.
                      -------------------------------------
        (Exact name of registrant as specified in its corporate charter)
                          Commission File No. 001-15665

                NEVADA                            88-0389393
                ------                            ----------
        (State of Incorporation)        (IRS Employer Identification No.)

                           10390 Commerce Center Drive
                           ---------------------------
                                    Suite 250
                                    ---------
                           Rancho Cucamonga, CA 91730
                           --------------------------
                    (Address of principal executive offices)

                                 (909) 945-8563
                                 --------------
                           (Issuer's telephone number)

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

                     EXPERTISE TECHNOLOGY INNOVATION, INC.

INTRODUCTION

         This Information Statement is being delivered on or about April 23, 2004 to the holders of shares of common stock, par value $0.001 (the "Common Stock") of Expertise Technology Innovation, Inc. (the "Company"). You are receiving this Information Statement in connection with the, the recent merger of United Communications HUB, Inc. into a wholly-owned subsidiary of the Company, the appointment of new members to the Company's board of directors, and the change of the Company's name to United UC Hub Group, Inc.

         Effective March 5, 2004, a wholly-owned subsidiary of the Company merged with United Communications HUB, Inc., a California corporation ("UC HUB"). UC HUB was the surviving corporation and is now a wholly-owned subsidiary of the Company. The Company issued 4,188,375 shares of its Series A Preferred Stock to UC HUB stockholders. As a result of this transaction, control of the Company changed, Mr. Paul Lanham, the director of the Company submitted his resignation effective 10 days from the date of mailing of this Information Statement, Mr. Larry Wilcox was appointed to the Company's board of directors as of the closing, Messrs. V. Bill Thompson and Michael Sharbrough were appointed to the Company's board of directors also effective 10 days from the date of mailing of this Information Statement, and the management of the Company resigned with the management of UC HUB replacing it, including Mr. Wilcox who is now president and chief executive officer. The remaining officers are Mr. George Wyckhuyse as vice president of finance and Ms. Karen Sharbrough as vice president of operations, treasurer and secretary.

         As a result of the merger, the new principal stockholders of the Company have signed a consent amending the Company's Certificate of Incorporation in order to change its name to UC Hub Group, Inc., which will take effect 20 days after the mailing of this Information Statement. For further information concerning the merger, see the Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") which is available on its website at www.sec.gov.

YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities of the Company
--------------------------------

         As of the closing of the merger, there were 1,987,734 shares of the Company's Common Stock and 4,188,375 shares of the Company's Series A Preferred Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote and each share of Series A Preferred Stock entitles the holder thereof to 60 votes on each matter that may come before a meeting of the stockholders.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         The following table sets forth, as of March 5, 2004, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each officer and director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all directors and executive officers as a group. Because Mr. Paul Lanham has conditionally resigned as a director, the information relating to him in this table and his biographical information have been omitted.

                                                                       Amount and Nature          Percent
                              Name and Address of                        of Beneficial         on As Converted
Title of Class                Beneficial Owner(1)                          Ownership              Basis(2)
--------------                -------------------                          ---------              --------

Common Stock and Series A     Larry Wilcox (3)                           1,616,944 1/3             38.3 %
Preferred Stock               10390 Commerce Center Drive                   Preferred
                              Suite 250                                       and
                              Rancho Cucamonga, CA 91730                    793,347
                                                                             Common

Series A Preferred Stock      Michael Sharbrough (4)                       51,041 2/3              1.1 %
                              10390 Commerce Center Drive
                              Suite 250
                              Rancho Cucamonga, CA 91730

Series A Preferred Stock      V. Bill Thompson                             8,958 1/3                 *
                              10390 Commerce Center Drive
                              Suite 250
                              Rancho Cucamonga, CA 91730

Series A Preferred Stock      George Wyckhuyse                               15,883                  *
                              10390 Commerce Center Drive
                              Suite 250
                              Rancho Cucamonga, CA 91730

Series A Preferred Stock      Karen Sharbrough (4)                         51,041 2/3              1.1 %
                              10390 Commerce Center Drive
                              Suite 250
                              Rancho Cucamonga, CA 91730

Series A Preferred Stock      Beth Herold                                 912,961 2/3              18.8 %


                              Officers and Directors as a group                                    39.8 %
*Less than 1%

     (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting investment power or has the power to acquire such beneficial ownership within 60 days.

     (2) Assumes that all shares of and the Series A Preferred Stock have been converted. The percentages of voting power prior to conversion are approximately the same.

     (3) Includes 18,971 shares of Common Stock and 1,595,277 2/3 shares of Series A Preferred Stock owned by the Wilcox Limited Family Partnership, 21,666 2/3 shares of Series A Preferred Stock owned by two minor children of Mr. Wilcox, 187,500 shares of Common Stock exercisable upon exercise of options that are vested or will vest within 60 days, and 586,876 shares of Common Stock over which Mr. Wilcox holds an irrevocable proxy.

     (4) Because Michael and Karen Sharbrough are married, their holdings have been combined for purposes of beneficial ownership. Michael Sharbrough holds 17,291 and 2/3 shares of Series A Preferred Stock in his name, and Karen Sharbrough holds 33,750 shares of Series A Preferred Stock in her name.

Board of Directors
------------------

         The following contains information, including the name and age of the persons who will be directors of the Company effective 10 days after the mailing of this Information Statement and information concerning the Company's new management. The executive officers of the similar Company are elected annually by the board of directors. The directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the board of directors. Unless described below, there are no family relationships among any of the directors and officers.

Name                   Age      Position(s)
----                   ---      -----------

Larry Wilcox           56       President, chief executive officer, and
                                chairman of the board of directors

George Wyckhuyse       57       Vice president of finance

Karen Sharbrough       57       Vice president of operations, treasurer
                                and secretary

Michael Sharbrough     62       Director

V. Bill Thompson       62       Director

Larry Wilcox. Mr. Wilcox has experience in creating and developing new business ventures in the entertainment, media and the high-growth telecom and computer technology markets. Mr. Wilcox founded UC HUB in February 1999 and has been its chief executive officer and chairman of the board of directors since inception. He has focused on the development of UC HUB to distribute bundled services and technologies for affinity groups and municipalities. In contrast to his entrepreneurial and technology background, many people remember Mr. Wilcox for his award-winning television and movie entertainment career, and as a star for the successful television series "CHiPs," playing the role of CHiP Officer Jon Baker. CHiPs was syndicated successfully in over 100 foreign countries. Recently, a reunion CHiPs movie was produced by him for TNT and became one of the highest-rated movies in the history of TNT.

Michael Sharbrough has been the executive vice president of ALLCom USA, Inc., a subsidiary of UC Hub since February 2003. Since July 1997, he has been a sales consultant to telecommunications companies. Since 1999, he has been a consultant to UC Hub and AllCom USA, another subsidiary of the Company. Mr. Sharbrough is also married to Karen Sharbrough.

V. Bill Thompson has been a director of UC Hub since September 1999. Since August 1999 to date, he has been a consultant to telecommunications startups, providing assistance with preparation of business plans and private placement memoranda. From 1996 through July 1999, Mr. Thompson was vice president-business planning and development for TeleHub Network Services.

George Wyckhuyse is a certified public accountant who has been engaged in the practice of accounting for more than the past five years. Mr. Wyckhuyse has provided part-time consulting services to UC Hub since 2003 and is not an employee.

Karen Sharbrough has been the Vice President of Operations of UC Hub since 1999. Immediately prior to joining UC Hub, Ms. Sharbrough spent 25 years as a manager with Pacific Bell, California's largest telecommunications company. Ms. Sharbrough is married to Michael Sharbrough.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         Because of an SEC rule that requires this Information Statement to be mailed to stockholders and 10 days to elapse before a majority of the board of directors can change, the Company's board of directors currently consists solely of Mr. Lanham and Mr. Wilcox.

Ten days following the mailing of this Information Statement, Mr. Lanham's resignation will become effective and Messrs. Thompson and Sharbrough will become directors.

         Since Mr. Lanham was the Company's only director in 2003, no formal board meetings occurred, and all action was taken by written consent as a director.


AUDIT COMMITTEE AND CORPORATE GOVERNANCE

         The board of directors does not have an audit committee, nominating committee or compensation committee or any committees performing similar functions. In the future, the Company intends to establish audit, compensation and nominating committees and adopt such other corporate governance functions as it believes appropriate and necessary for the protection of investors. Currently, each of these functions is being performed by the board of directors as a whole, none of whom are independent. Each committee, when established, will have a majority of independent directors.

         Although the Company does not currently have a process for security holders to send communications to the board of directors, the Company believes that such communication is an important corporate governance step and it intends to implement such a process as soon as practicable.

         Immediately following the merger, the Company's board of directors agreed to compensate its non-employee directors by granting options to purchase shares of common stock in the amount of 10,000 options per year which shall vest in 5,000 option increments on each June 30th and December 31st. During 2003, no director received compensation.

NOMINATING COMMITTEE

         The Company currently has no independent directors as the term "independent" is defined by the rules of the Nasdaq Stock Market (although the Company's Common Stock is not listed there), nor will the Company have any independent directors following the appointment of the new directors. The Company intends to form a nominating committee in the future. At that time, it will adopt a nominating committee charter. At this time, the Company does not have any policy with regard to the consideration of any director candidates recommended by security holders. The Company believes that the establishment of such a policy is within the purview of a nominating committee. Similarly, the Company does not have any specific qualifications for membership on the nominating committee or for a nominee to the board of directors at this time, although it expects that the nominating committee may implement such policies in the future and it is for this reason that the Company does not know whether there will be any difference in the manner in which the nominating committee will evaluate nominees to be a director based on whether the nominee is recommended by a security holder or otherwise. The directors listed above represent persons selected by UC HUB as part of the Merger Agreement and negotiated with prior management of the Company. At this time, the Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees to the board of directors. The Company has not received any requests from any security holder recommending any nominees to its board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 2003, the Company issued 550,000 shares of Common Stock to Mr. Lanham's son for legal services and satisfaction of the indebtedness assigned to him.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 supplied to the Company, none of the officers, directors or 10 percent stockholders of the Company were delinquent in any necessary filings under Section 16(a).

EXECUTIVE COMPENSATION

         The Company has not paid any compensation to its officers and directors for the past three fiscal years. Prior to the merger, the Company entered into a three-year employment agreement with Mr. Wilcox effective upon the closing of the merger. The Agreement provides a base salary of $360,000 per year (with cost of living increases) and potential bonuses. Additionally, Mr. Wilcox received a grant of 1,500,000 stock options exercisable at $.16 per share, which shall vest in equal installments of 250,000 options on each June 30 and December 31 on a vesting date if Mr. Wilcox is employed by the Company. These options replace a grant by UC Hub in April 2003. Mr. Wilcox's benefits under his prior agreement with UC Hub including payment of the premiums on a $2 million life insurance policy owned by Mr. Wilcox and payment of an automobile allowance of $1,500 per month, plus insurance have been continued.

SUMMARY COMPENSATION TABLE

      The following table sets forth the compensation paid during each of the three years ended December 31, 2003 to our chief executive officer and our other executive officers whose total salary and bonus in our fiscal year ended December 31, 2003 exceeded $100,000. It is included because it is required by an SEC rule, although it does not list compensation of our new management since none was paid by us.

                                                             ANNUAL COMPENSATION
                                                             -------------------
                                   FISCAL                    OTHER       ANNUAL
NAME AND PRINCIPAL POSITION        YEAR    SALARY   BONUS       COMPENSATION
---------------------------        ----    ------   -----       ------------

Paul Lanham                        2003    $0       $0       $0
  President and sole director      2002    $0       $0       $0
                                   2001    $0       $0       $0

STOCK OPTIONS

         The Company did not grant any stock options, nor were any options exercised by the named executive officer.

During 2003, the Company did not adjust or amend the exercise price of any stock options previously awarded to the named executive officer, whether through amendment, cancellation or replacement grants, or any other means.

Dated:  March 8, 2004                       By order of the Board of Directors


                                             /s/ Larry Wilcox
                                             -----------------------
                                             Larry Wilcox, President